LUCAS LIVINGSTONE FELIZOLA SOARES DE ANDRADE
Sworn Public Translator

NT-51146(001)
Enrolled in the Trade Board of the State of São Paulo under number 1879, on 06/14/2016, named for the English and Portuguese languages.

I, Lucas Livingstone Felizola Soares de Andrade, Sworn Public Translator, attest that I was presented with an original document in Portuguese language to be translated to the English language, which I perform in compliance with my duty, as follows://
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NIRE (Company Register Identification Number) (OF THE REGISTERED OFFICE OR BRANCH, WHEN THE REGISTERED OFFICE IS IN ANOTHER STATE)
33.3.0000697-4

Legal Type
Limited company

Company Size
Normal

Protocol No.

00-2020/117188-0
JUCERJA (Trade Board of the State of Rio de Janeiro)
Last filing:
00003830360 - 12/30/2019
NIRE: 33.3.0000697-4
SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
Payment Slip(s):
Hash: 771CBF6C-61FF-48DE-AAC4-693EFF1BD053

Agency	Calculated	Paid
Board	610.00	610.00
DNRC (Brazilian National Register of Companies)	0.00	0.00

AUTHENTICATION CERTIFICATE
Name
SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.

LUCAS LIVINGSTONE FELIZOLA SOARES DE ANDRADE
Sworn Public Translator

NT-51146(001)
Enrolled in the Trade Board of the State of São Paulo under number 1879, on 06/14/2016, named for the English and Portuguese languages.

Act Code	Events		
002	Code	Qty	Description of the Act / Event
	021	1	Change / Data Change (Except Corporate Name)
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I CERTIFY THE APPROVAL BY IGOR EDELSTEIN DE OLIVEIRA, MARCO ANTÔNIO DE OLIVEIRA SIMÃO AND RENATO MANSUR UNDER THE NUMBER AND DATE BELOW:

NIRE / Filing	CNPJ (Corporate Taxpayer Registration)	Address / Full address abroad	Neighborhood	Municipality	State
00003921216	30.521.090/0001-27	Avenida PRESIDENTE ANTONIO CARLOS 051	Centro	RIO DE JANEIRO	RJ
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Approved on 08/23/2020 and filed on 08/24/2020

[There appears signature]
Bernardo Feijó Sampaio Berwanger
GENERAL SECRETARY

Note:

No. of Pages	Cover No. of Pages
3	1/1

Av. das Americas, 500 - bl. 16 / sl. 209 Av. Brigadeiro Faria Lima, 1461 - 4º Andar, Cj 41, Sala 31A
Barra da Tijuca - CEP 22640-100 - Rio de Janeiro/RJ Torre Sul - Jardim Paulistano - CEP 01452-002 - São Paulo SP
Tel: (21) 3281.0005 Tel: (11) 93497.5048
E-mail: rj@nexustraducoes.com E-mail: sp@nexustraducoes.com

LUCAS LIVINGSTONE FELIZOLA SOARES DE ANDRADE
Sworn Public Translator

[There appears coat of arms]

Secretariat of Streamlining and Simplification
Department of Business Registration and Integration
Trade Board of the State of Rio de Janeiro

NIRE (REGISTERED OFFICE OR BRANCH, WHEN THE REGISTERED OFFICE IS IN ANOTHER STATE)
33.3.0000697-4

Legal Type
Limited company

Company Size
Normal

JUCERJA - Registered Office

Date of creation of the protocol on the web: 07/08/2020
06:04:52 PM

00-2020/117188-0

REQUIREMENT

Dear Mr. President of the Trade Board of the State of Rio de Janeiro
SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
requires the approval of the following act:

Act Code	Event Code	Qty	Description of act / Description of event
002	021	1	Change / Data Change (Except Corporate Name)
	XXX	XXX	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXX
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	XXX	XXX	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXX
	XXX	XXX	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXX

Rio de Janeiro
Location

[Nihil]
Date

Legal representative of the company

Name:	Valdir Moreira Bufon
Signature:	[There appears signature]
Contact number:	3231-2517
Email:	VALDIR@THECONSTELLATION.COM
Type of document:	Hybrid
Creation date:	07/08/2020
Date of 1st entry:	

[There appears barcode - 00-2020/117188-0]

SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
CNPJ/ME No. 30.521.090/0001-27
NIRE 33.300.006.974
LIMITED LIABILITY COMPANY

Minutes of the Special Meeting
Held on February 10, 2020

1. LOCATION, DATE AND TIME: February 10, 2020, at 10:00 AM, at the registered office of Serviços de Petróleo Constellation S. A. ("Company"), in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Presidente Antônio Carlos, nº 51, 52, 6º e 7º Andares, Centro, CEP: 20020-010.

2. CALL AND ATTENDANCE: The formalities for calling the meeting are waived, in view of the presence of the shareholders who represent the entire capital of the Company, in accordance with Article 124, § 4, of Law No. 6.404/76 ("Business Corporation Act"), according to signatures in the Shareholders' Attendance Book.

3. BOARD: Chairman: José Augusto Fernandes Filho and Secretary: Valdir Moreira Bufon.

4. AGENDA: To resolve on:

(i) the approval of the capital increase of the Company, with the subsequent amendment of article 5 of the Articles of Incorporation; and

(ii) the consolidation of the Articles of Incorporation to reflect previous resolution.

5. Resolutions: Once the Meeting was established in the form of the Company's Articles of Incorporation and the reading of the agenda was waived, it was approved by unanimity of the shareholders present for the minutes of this Meeting to be summarily drawn up, in accordance with article 130, § 1, of the Business Corporation Act, also granting the right for demonstrations of votes and protests that, after being received by the Board, will be filed at the Company's registered office. After reading the materials relating to the matters on the agenda, the following were approved unanimously by the shareholders present:

(i) the increase of the capital of the Company in the amount of R$287,439,423.77, from R$293,114,986.50 to R$580,554,410.27, through the issuance of 28,743,942 shares, 14.371.971 ordinary shares, and 14.371.971 preferred shares at the issue price of ten reais (R$ 10.00) per share in accordance with section 170 of the Business Corporation Act, all registered and with no par value, subscribed and paid up by the shareholders of Serviços de Petróleo Constellation Participações S.A. ("Interest"), in accordance with Exhibit I - Subscription List. Of the total amount of the capital increase therein approved, R$ 189,562,913.20 were subscribed and paid in kind and R$ 97,876,510.57 were subscribed and paid by the Company's sole shareholder.

In view of the resolved capital increase, the amendment of the caput of article 5

of the Company's Articles of Incorporation was approved, and it shall have the following wording:

"Article 5 - The share capital of the Company, fully subscribed and paid in, is of five hundred and eighty million, five hundred and fifty-four thousand four hundred and ten reais and twenty-seven cents (R$ 580,554,410.27), divided into forty-six million, two hundred and three thousand, six hundred and seven (46,203,607) common shares and forty-six million, two hundred and three thousand, six hundred and six (46,203,606) preferred shares, all registered and without par value

(ii) the consolidation of the Company's Articles of Incorporation, in accordance with Exhibit II hereof.

5. CLOSING: There being no further business, the meeting was closed, the minutes were read

and approved, and then signed by all present.

6. SIGNATURE: Chairman: José Augusto Fernandes Filho and Secretary: Valdir Moreira Bufon; Shareholder: Serviços de Petróleo Constellation Participações S.A. I certify that this instrument is a true copy of the minutes drawn up in the Company's minutes book.

Rio de Janeiro, February 10, 2020

[There appears signature]
José Augusto Fernandes Filho
Chairman

[There appears signature]
Valdir Moreira Bufon
Secretary

SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
CNPJ/ME No. 30.521.090/0001-27
NIRE 33.300.006.974
LIMITED LIABILITY COMPANY

LIST OF SHAREHOLDERS PRESENT AT THE SPECIAL MEETING HELD ON FEBRUARY 10, 2020

Order	Name	Number of Common Shares	Number of Preferred Shares	Total
01	Serviços de Petróleo Constellation Participações S.A.	46,203,607	46,203,606	92,407,213
TOTAL		46,203,607	46,203,606	92,407,213

[There appears signature]
José Augusto Fernandes Filho
Chairman

[There appears signature]
Valdir Moreira Bufon
Secretary

SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
CNPJ/ME No. 30.521.090/0001-27
NIRE 33.300.006.974
LIMITED LIABILITY COMPANY

EXHIBIT I TO THE MINUTES OF THE SPECIAL MEETING HELD ON FEBRUARY 10, 2020 SUBSCRIPTION LIST

At the Company's Special Meeting held on February 10, 2020, the capital increase of the Company was approved in the amount of $287.439.423,77, through the issue of 28,743,942 shares, 14,371,971 common shares and 14,371,971 preferred shares, all registered and with no par value, by the issue price of ten reais (R$ 10,00), in accordance with article 170 of the Business Corporation Act, all fully subscribed and paid in by the shareholder of Serviços de Petróleo Constellation Participações S.A.

Name and Qualification of Subscriber	Type of Share	Number of Subscribed Shares	Value of the Subscribed Shares (R$)	Paid-in Value (R$)
Serviços de Petróleo Constellation Participações S.A.	Common Shares	14,371,971	143,719,711.89	287,439,423.77
	Preferred Shares	14,371,971	143,719,711.89	

Rio de Janeiro, February 10, 2020

[There appear signatures]
Serviços de Petróleo Constellation
Participações S.A.
Subscribing Shareholder

SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
CNPJ/ME No. 30.521.090/0001-27
NIRE 33.300.006.974
LIMITED LIABILITY COMPANY

EXHIBIT II TO THE MINUTES OF THE SPECIAL MEETING HELD ON FEBRUARY 10, 2020
ARTICLES OF INCORPORATION

CHAPTER I

NAME, REGISTERED OFFICE, PURPOSE AND TERM

Article 1 - Under the corporate name of "Serviços de Petróleo Constellation S.A.", this corporation is constituted and shall be governed by these Articles of Incorporation and the general provisions applicable.

Article 2 - The Company shall have its registered office and jurisdiction in the City and State of Rio de Janeiro, Avenida Presidente Antônio Carlos nº 51, 3º, 5º, 6º e 7º andares, Centro, and is capable, by resolution of the Executive Board, to maintain, open and install offices and branches in any part of the national territory or abroad.

Article 3 - The Company shall have as purpose the drilling of wells, provision of services, supply, import, export, lease, purchase and sale of materials and equipment intended for the oil industry. The Company may also be part of a joint venture, acquire and dispose of bonds and securities, associate with other entities as a partner or shareholder, and carry out any business or activity related to the corporate purpose, by concession or authorization of the competent authorities, partnerships, consortiums or other forms of contract with any persons under public or private law.

Article 4 - The term of the Company is indefinite.

CHAPTER II

SHARE CAPITAL AND SHARES

Article 5 - The share capital of the Company, fully subscribed and paid in, is of five hundred and eighty million, five hundred and fifty-four thousand four hundred and ten reais and twenty-seven cents (R$ 580,554,410.27), divided into forty-six million, two hundred and three thousand, six hundred and seven (46,203,607) common shares and forty-six million, two hundred and three thousand, six hundred and six (46,203,606) preferred shares, all registered and without par value.

§ 1 - The subscription or placement of shares will be open for a minimum term of thirty (30) days and a maximum term of sixty (60) days.

§ 2 - After the term above, shares not subscribed and which have not been subject to reserves under the preemptive right conferred by law or by shareholders' agreement can only be issued in accordance with new resolution of the general meeting.

§3 - Payment will be made at the time of subscription or in installments to be settled in term not

exceeding two (2) years.

§4 - When the shares are placed at a value higher than the par value, the amount exceeding that value will be recorded in the shareholders' equity as capital reserve.

§5 - The increase or decrease in the balance of the capital reserve does not affect the amount of subscribed capital.

§6 - The Company, by decision of the General Meeting, can acquire its own shares:

a) by using the investment reserve or the capital reserve, except the legal reserve, without reduction of the subscribed capital;

b) by donation.

§ 7 - Such Treasury shares can be resold, and only after resale they can hold voting rights.

§8 - The Company cannot issue enjoyment or fruition shares, nor beneficiary parties.

§ 9- Registered preferred shares, without par value, shall not hold voting rights, but will have priority in the distribution of dividends, and the right to receive a dividend ten percent (10%) higher than that assigned to each common share.

Article 6 - In any case of placement of shares present in these Articles of Incorporation, the preemptive rights of shareholders shall always prevail, as provided for in the law.

Article 7 - Each registered common share shall give the bearer voting rights in resolutions of the meeting of shareholders.

Article 8 - The Company may issue share certificates relating to more than one share.

Article 9 - The title or certificates of shares shall be signed by two Officers.

Article 10 - In the event that any shareholder wishes to sell all or some of their shares, the other shareholders shall have a preemptive right to acquire or appoint third parties to acquire such shares in proportion to the respective number of shares owned by them.

LUCAS LIVINGSTONE FELIZOLA SOARES DE ANDRADE
Sworn Public Translator

NT-51146(001)
Enrolled in the Trade Board of the State of São Paulo under number 1879, on 06/14/2016, named for the English and Portuguese languages.

§1 - Any shareholder who intends to sell all or some of their shares must inform the Executive Board of its intention to sell and the price at which they wish to sell. If such shareholder has received a firm offer from a third party, they shall provide the Executive Board with a certified copy of such offer, and the price contained in such offer shall apply to the sale of shares pursuant to this Article. Upon receipt of such communication by the Executive Board, they shall give notice to the other shareholders on such selling intention, with the respective price and conditions.

§ 2 - Within twenty (20) days from the date of such communication, the other shareholders shall inform the Executive Board if they intend to acquire the shares offered at the price of the offer above or if they indicate a third party interested in such acquisition, and within ten (10) days from the end of such period of twenty (20) days, the Executive Board shall inform the shareholder selling their shares of the decision of the other shareholders, obliging such shareholder to sell their shares at the price of said offer to the interested shareholders or to whom they indicate.

§ 3 - Shares not acquired by shareholders, as a result of one or more shareholders ceasing to exercise their right to purchase shares or to indicate third parties to do so, or having exercised it only partially, shall be offered to shareholders who have acquired shares in accordance with this Article, and may be acquired by them. The Executive Board shall give notice to the other shareholders regarding the availability of these shares, and any notification of intention to purchase them shall be made to the Executive Board by the interested shareholders, within ten (10) days of receipt of the Executive Board's notice.

§ 4 - The shares may be sold to third parties only after compliance with the provisions of this Article, within one hundred and twenty (120) days after the first preferential term, and in no case the sale price to third parties may be lower than that by which such shares were offered to shareholders pursuant to this Article. Sales made in disobedience to these rules shall be null and void, and the company shall not register them on its books.

Article 11 - The shares that are subject to bond or irrevocable commitment of sale, entered in the company's books, shall only give their owners voting rights, provided that there is express agreement, in writing, in each case, by the secured or committed buyer according to the hypothesis.

CHAPTER III

COMPANY'S MANAGEMENT

Article 12 - The Company shall be managed by an Executive Board.

Sole Paragraph - The Executive Board shall have the powers and duties conferred by law and by these Articles of Incorporation.

SECTION I - EXECUTIVE BOARD

Article 13 - The Executive Board of the Company shall be composed of up to four (4) members, shareholders or not, all resident in the country and without special designation, with term of office of three (3) years, with possibility of reelection.

§1- The Officers are responsible for the representation of the Company and the practice of the regular management acts assigned to it by law and by these Articles of Incorporation.

§2- The Officers shall take office, exempted from providing bond, within the period of thirty (30) days from the date of the election, by signing the respective term drawn up in the Minutes Book of the Meetings of the Executive Board, except for the possibility of, if present, signing the Minutes of the General Meeting of their election, which shall also be considered their Declaration of Office.

§ 3 - In case of leave, temporary impediment or vacancy, it shall be up to the General Meeting to choose the substitute of the person on leave, prevented or holder of the vacant position, at the first meeting following the event. The substitute shall remain in office until the disqualification or termination of the substitute's leave, or until the end of the Executive Board's term of office.

§4- Once the term of office of the Officers has expired, it shall be considered automatically extended for an indefinite period until a resolution of the General Meeting that elects the new Executive Board or reelects the one in office.

Article 14 The Executive Board shall manage the Company, complying strictly with the provisions herein and in the applicable legislation, and its members are prohibited, individually or collectively, from carrying out acts in the name of the Company which are foreign to its purpose, such as, as example, operations for the benefit of a third party, subject to the provisions of article 15 of these Articles of Incorporation.

Article 15 - The Executive Board shall:

I. comply with the provisions of these Articles of Incorporation and the resolutions of the General Meeting;

II. in addition to the practice of all acts necessary for the normal functioning of the Company, including representation in or out of court, in the country or abroad, and;

III. upon joint signature of two Officers or signature of an Officer along with an attorney-in-fact, or, also, signature of two attorneys-in-fact:

a) represent the Company before federal, state and municipal public bodies, autonomous entities, state-owned companies, government-controlled private companies and private law institutions;

b) grant judicial powers of attorney, and those that confer powers of judicial representation of the Company, including for the purposes of personal testimony;

c) practice acts relating to the registration and issuance of documents related to labor, tax and customs matters;

d) assume obligations in general, including contracts in Brazil or abroad;

e) carry out financial, credit and loan operations in general that do not exceed the value of twenty million reais (R$ 20,000,000.00);

f) sign checks, bills of exchange, duplicates, promissory notes, being able to issue, accept and endorse them;

g) have access to current accounts of the Company, receive amounts and values passing receipt, giving discharge;

h) provide and accept bond, surety and other guarantees in the exclusive interest of the Company, provided that they amount to less than twenty million reais (R$ 20,000,000.00);

i) hire leasing operations;

j) acquire, dispose of and constitute security interests of the Company's permanent assets amounting to less than five million reais (R$ 5,000,000.00);

l) enter into consortium and joint venture contracts;

m) after express authorization of the General Meeting;

(i) waive any rights, including preemptive rights for subscription to shares;

(ii) acquire, dispose of and constitute security interests of the Company's permanent assets amounting to more than five million reais (R$ 5,000,000.00);

(iii) carry out financial, credit and financing operations in general that exceed the amount of twenty million reais (R$ 20,000,000.00);

(iv) dispose of and/or encumber equity interests in affiliated companies and subsidiaries;

(v) waive any rights, including preemptive rights for subscription of shares;

(vi) provide and accept bond, surety and other guarantees in the exclusive interest of the Company, provided that they amount to more than twenty million reais (R$ 20,000,000.00);

(vii) provide guarantees and obligations of third parties;

IV - Call the General Meetings, observing the legal formalities and the provisions of these Articles of Incorporation.

Article 16 - For the practice of the acts referred to in the previous article, powers of attorney may be granted by the Company, with specific powers, by the joint signature of two Officers. The powers of attorney granted by the Company shall have a term fixed in the documents thereof, and this period cannot exceed twelve (12) months, with the exception of judicial powers of attorney, which may be granted for an indefinite period.

Article 17 - At the discretion of the Executive Board, branches and offices may be opened and closed at any time in the country or abroad.

SECTION II - AUDIT COMMITTEE

Article 18 - The Audit Committee shall have non-permanent functions and shall be composed of three (3) full members and three (3) alternates, and their remuneration and the form of

replacement shall be determined by the General Meeting that chooses them

CHAPTER IV

GENERAL MEETING

Article 19 - The General Meeting shall meet annually in the first four (4) months after the end of the fiscal year and specially whenever called, in the form of the Law.

Article 20 - It is the responsibility of the General Meeting to resolve and decide on all matters and business related to the purpose of the Company, taking on the resolutions that it deems convenient for its defense and development. Special Meetings shall be held whenever the corporate interests, as determined by the Executive Board, require the manifestation of shareholders.

Sole Paragraph - In addition to matters that by law and by these Articles of Incorporation are the responsibility of the General Meetings, it shall also be in charge of electing and dismissing, at any time, the Officers of the Company, and fixing their individual or global fees.

Article 21 - Only shareholders whose shares are registered in their names in the relevant book three (3) days before the date of the General Meeting may take part in it. Shareholders who have shares transferred as bond or promised to sell irrevocably must present, within a maximum period of seven (7) calendar days after the date of the meeting, proof of written consent referred to in Article 11 under penalty of their votes being null at that meeting. At all meetings of shareholders, resolutions shall be made by a majority vote of all the shares of the Company, present or represented by proxy.

CHAPTER V

FISCAL YEAR, FINANCIAL STATEMENTS AND DISTRIBUTION OF RESULTS

Article 22 - The fiscal year shall begin on January 1 and end on December 31 of each year. After the balance sheet is prepared in compliance with legal requirements and the necessary amortizations are made, the following deductions from the net profit shall be made:

a) Five percent (5%) for the constitution of the legal reserve, until this fund reaches twenty percent (20%) of the share capital;

b) Compulsory dividend to shareholders on the basis of at least three percent (3%) of net profits, when permitted by the results shown in the balance sheet, unless otherwise decided by the General Meeting as provided for in Article 202, §3 by Law 6.404/76;

c) Up to ninety-five percent (95%) for the Investment Reserve, which shall be aimed at securing funds for investments, including through the subscription of capital increase. The balance of the Investment Reserve cannot exceed one hundred percent (100%) of the subscribed Capital.

d) The balance, if any, after the resolutions above, shall be assigned as decided by the General Meeting.

Sole Paragraph - By resolution of the General Meeting, the Company may, at any time, raise balance sheets in shorter periods, including for the distribution of interim dividends.

CHAPTER VI

DISSOLUTION AND LIQUIDATION

Article 23 - The dissolution and liquidation of the Company shall be carried out in accordance with the resolution of the General Meeting, obeying the legal prescriptions.

CHAPTER VII

GENERAL PROVISIONS

Article 24 - The cases omitted in these Articles of Incorporation must be resolved by the General Meeting and regulated in accordance with the provisions of Law No. 6.404/76.

Rio de Janeiro, February 10, 2020.

"This is an exact copy of the original document, drawn up in the proper book."

[There appears footer with the following content on all pages]

[There appear initials]

[There appears stamp]

18th NOTARY OFFICE
RJ

[There appears seal notarizing the signature of José Augusto Fernandes Filho. ISSUED BY THE 18th Notary Office, dated August 17, 2020 and signed by Fernando Renan de Queiroz, Deputy]

[There appears logo]
JUCERJA
Digitally signed

Trade Board of the State of Rio de Janeiro
Company: SERVIÇOS DE PETRÓLEO CONSTELLATION S.A.
NIRE: 333.0000697-4 Protocol: 00-2020/117188-0 Protocol date: 08/21/2020
I CERTIFY THE FILING on 08/28/2020 UNDER THE NUMBER 00003924585 and further documents contained in the authentication certificate.
Authentication:
5DD9E01E0B4F95BAC85F80981201A804AD0A512052B8FBC42303DB7B3A0870CE

[There appears page numbering]
To validate the document access http://www.jucerja.rj.gov.br/servicos/chanceladigital/, and inform the protocol No.
//
This was the full content of the document that I faithfully translated, verified and attest. This translation is not a judgment on the form, authenticity and/or content of the document. Lucas Livingstone Felizola Soares de Andrade, CPF (Federal Individual Taxpayers' Register) 009.109.715-01, enrollment JUCESP 1879. São Paulo, 06/28/2021.//

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For verification of the digital signature please access https://www.portaldeassinaturas.com.br/VerificadorAssinaturas/Verificador and enter the 16-digit code informed on the margin of this document.//

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